UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2020 (May 31, 2020)

TECHCARE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55680	68-0080601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hamelacha St., Tel Aviv, Israel	6721503
(Address of Principal Executive Offices)	(Area Code)

+ (972) 73 7600341

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TECR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

$500,000 share exchange agreement and agreement for future issuance of shares - strategic partnership with Intelicanna Ltd.

On May 31, 2020, the Registrant entered into a strategic partnership with Intelicanna Ltd, an Israeli company listed on the Tel Aviv Stock Exchange with ticker symbol INTL, via a share exchange agreement and an agreement for future issuance of shares. Under the share exchange agreement, each party will issue to the other $500,000 worth of its shares.

Intelicanna Ltd is a publicly traded medical cannabis company based in Israel. It has obtained all regulatory approvals needed to operate in Israel, including from the Medical Cannabis Unit in the Israeli Ministry of Health. It is active in plant genetics, agro technologies, downstream processing and product development. It aims to create a portfolio of high quality products and technologies that help optimize the process of cultivating and processing cannabis within the industry.

The Registrant engages directly and/or through its affiliates to provide financing solutions and consulting services to high-tech and biotech technology companies, including to Israeli companies active in the medical cannabis sector. It offers assistance with equity financing, expanding operations, finding business partners, acquiring assets, mergers and acquisitions, and public and private offerings, all in accordance with each target company’s business strategy.

The terms of the agreements:

1.	The number of shares each party issues to the other will be calculated by dividing $500,000 by the volume weighted average price (VWAP) of the issuing party’s shares in the three trading days preceding the issuance.
2.	The issuance by Intelicanna Ltd will take place upon, and subject to, receipt of approval from the Tel Aviv Stock Exchange, and the issuance by the Registrant will follow immediately thereafter.
3.	The parties may not sell the shares within the first six months after issuance. Thereafter the parties may sell the shares issued to them if the shares become registered through a prospectus approved by the relevant securities authority, or under an exemption provided by applicable securities law, subject to a limit on the number of shares either party may sell per day.
4.	The agreement for future issuance of shares provides that a fall in share price of a party, not exceeding 20%, measured after six months, will be offset by issuance of additional shares to the other party to bring up to $500,000 the total value of all shares issued to the other party.

Disclosure: Ilanit Halperin is a director and the Chief Financial Officer of the Registrant, and is also the Chief Financial Officer of Intelicanna Ltd.

The Registrant is issuing a press release concurrently herewith, a copy of which is attached hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please refer to Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit 20: Press release: “Citrine Global Corp. Enters into a Share Exchange Agreement with Intelicanna Ltd.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Ora Meir Soffer
Name:	Ora Meir Soffer
Title:	Chairperson of the Board and CEO

Date: June 1, 2020